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                                                                   Exhibit 10.21


                              CONSULTING AGREEMENT


         This Consulting Agreement ("Agreement") is entered into this ____ day of September, 1995, is to be effective October 1, 1995, and sets forth a new understanding which has been reached between Meyer Duffy & Associates (the "Consultant") and Bikers Dream, Inc. (the "Company"), concerning the provision of certain management consulting, financial advisory and investment banking services by the Consultant to the Company. This Consulting Agreement shall not supplant the Consulting Agreement of April 6, 1995 ("Initial Consulting Agreement"), which shall also continue in force until its expiration date of October 4, 1995.


         I. Purpose: The Company hereby engages the Consultant for a ten month term commencing October 1, 1995 to render consulting advice to the Company relating to management, financial and similar matters upon the terms and conditions set forth herein.


         II. Duties of the Consultant: During the term of the Agreement, the Consultant shall use its best efforts to provide the Company with such regular and customary financial consulting advice and management consulting as is reasonably requested by the Company consistent with the foregoing, and shall use its best efforts to obtain a commitment from a reputable investment banking firm to raise up to Ten Million ($10,000,000.00) Dollars of capital for the Company.

                 A. The Consultant's duties may include, but will not necessarily be limited to, providing recommendations concerning the following financial and related matters:

                          1. Rendering advice with regard to internal operations, including:

                                  a. the formation of corporate goals and their implementation;

                                  b.       revising the Company's business
                                           plan;

                                  c.       the Company's financial structure,
                                           including its divisions or
                                           subsidiaries;

                                  d.       corporate organization and
                                           personnel;

                          2. Rendering advice and assistance with regard to any of the following corporate finance matters:

                                  a.       changes in capitalization of the
                                           Company;

                                  b.       changes in the Company's corporate
                                           structure;

                                  c.       redistribution of shareholdings of
                                           the Company's stock;
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                                  d.       offerings of securities in public
                                           transactions;

                                  e.       sales of securities in private
                                           transactions;

                                  f.       alternative uses of corporate
                                           assets;

                                  g.       structure and use of debt; and

                                  h.       sales of stock by insiders;

                          3. Disseminating information about the Company to the investment community at large;

                          4. Rendering advice and assistance in connection with the preparation of annual and interim reports and press releases;

                          5. Assisting in the Company's financial public relations;

                          6. Arranging, on behalf of the Company, at appropriate times, meetings with securities analysts of major regional investment banking firms;

                          7. Assistance in negotiations with regional investment banking firms with the goal of maximizing the evaluation of the Company and procuring additional equity and debt capital;

                          8. introducing clients, customers or other business opportunities with a view to generating sales of goods or services by the Company.

                 B. In addition to the foregoing, the Consultant agrees to furnish advice to the Company in connection with (i) the acquisition and/or merger of or with other companies, any divestiture or any other similar transaction, or the sale of the Company itself (or any significant percentage of the assets, subsidiaries or affiliates thereof, and (ii) bank financing or any other financing from financial institutions.

                 C. The Consultant shall render such other financial advisory and investment and/or investment banking services as may from time to time be agreed upon by the Consultant and the Company.


         III. Compensation: The compensation provided for herein is performance based; that is, contingent upon the achievements of certain goals by the Company with the assistance of Consultants. In consideration for the services rendered by the Consultant to the Company pursuant to this Agreement (and in addition to its expenses), the Company shall compensate the Consultant as follows:





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                 A.       The Consultant is entitled to receive a monthly fee
grant of 2,500 shares of the Company's common stock for the six month period ending October 4, 1995, an aggregate of 15,000 shares, pursuant to the Initial Consulting Agreement.

                 B. In addition, in consideration of Consultants' assistance in placing the Company's $625,000.00 convertible debt offering, the Company will grant to Consultant an option, in the form of the option attached hereto, to purchase at any time within two years of the date of the grant 30,000 shares of the Company's common stock at a price of $2.50 per share.

                 C. In addition, in consideration of Consultants' assistance in placing an additional $600,000 of the Company's convertible debt and other services rendered and to be rendered pursuant to this Agreement, the Company will pay Consultant the sum of $49,200.00, beginning October 1, 1995, in the following increments:

                 On October 1, 1995, $4,200.00, and $5,000.00 per month on
                 November 1, 1995 and the first day of each month thereafter until fully paid with the final payment due July 1, 1996.

                 D. In addition, the Consultant is assisting the Company in raising up to $10,000,00.00 of additional capital through an investment banker or bankers introduced by Consultant to the Company. Upon the successful closing of an offering(s) through such an investment banker, the Company agrees to grant to Consultant an option, in the form of the option attached hereto, to purchase 10,000 shares of the Company's common stock for each $1,000,000 of capital received by the Company in such offering(s), up to a maximum of 100,000 shares for $10,000,000 of capital received. The options shall be granted in pro rata increments, e.g., 7,500,000 in capital raised equates to $75,000.00 in options. The option shall be exercisable at a price of $2.50 per share, at any time within two years after the date of completion of a successful financing pursuant hereto.

                 E. The Company hereby grants to Consultant observer status at meetings of its Board of directors, which may be effected by telephone.


         IV. Expenses: The Company shall reimburse the Consultant for the Consultant's counsel and the Consultant's travel and out-of-pocket expenses incurred in connection with the services performed by the Consultant pursuant to the Agreement, provided that any expenses above $500.00 for any single item shall be pre-approved by the Chief Financial Officer of the Company and, upon reasonable request, may be advanced.


         V. Trade Secrets of the Consultant: The Company acknowledges that all opinions and advice (written or oral) given by the Consultant to the Company in connection with the Consultant's engagement are intended solely for the benefit and use of the Company in considering the transaction to which they relate, and the Company agrees that no person or entity other than the Company shall be entitled to make use of or rely upon the advice of the Consultant given under the Agreement. The Company further acknowledges that any information given to it by the Consultant, including the





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names of any funding sources, ESOP consultants, brokerage houses or management consultants, are confidential, and are trade secrets proprietary to the Consultant, and during the term of the Agreement and for 5 years thereafter the Company may make no use of such information without the express written consent of the consultant.


         VI. Registration Rights: The Company shall grant the Consultant piggyback registration rights with respect to any shares issued to Consultants pursuant to the Initial Consulting Agreement or shares issuable on exercise of options granted to Consultant under this Agreement.


         VII. The Consultant's Services to Others: The Company acknowledges that the Consultant and its affiliates are in the business of providing financial services and consulting advice to others. Nothing herein contained shall be construed to limit or restrict the Consultant in conducting such business with respect to others, or in rendering such advice to others.


         VIII. Indemnification: The Company shall indemnify and hold the Consultant harmless to the fullest extent usual and customary in relationships of this nature. Consultant shall indemnify and hold the Company harmless from damages accruing to third parties and the Company arising from the disclosure of information known to Consultant to be inaccurate or misleading.


         IX. The Consultant as Independent Contractor: The Consultant shall perform its services under the Agreement as independent contractor and not as an employee of the Company or an affiliate thereof.


         X. Accurate Information: The Company hereby represents and warrants that all information provided the Consultant pertaining to the Company shall be true and correct; and the Company shall hold the Consultant harmless from any and all liability, expenses or claims arising from the disclosure or use of such information.


         XI. Confidentiality; Right to Publish Tombstone: The parties shall enter into a confidentiality agreement customary for relationships of this nature in order to protect the confidentiality of proprietary business information. The Company specifically acknowledges, however, that the Consultant shall be entitled to publish or distribute notices in the nature of so-called "tombstone" advertisements to announce the closing of transactions involving the Company.





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         XII.    Applicable Law:  The Agreement will be governed by and
construed under the laws of the State of California, and any action brought by either party against the other party to enforce or interpret the Agreement shall be subject to binding arbitration within such State. In the event of any such action, the prevailing party shall recover all costs and expenses thereof, including reasonable attorney's fees, from the losing party.


                 The undersigned concur with the matters set forth in the foregoing Agreement.


                                               MEYER DUFFY & ASSOCIATES



                                            By:_______________________________



                                               THE COMPANY



                                            By:_______________________________
                                               Dennis Campbell, President





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